                                                                    EXHIBIT 11.1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                        FISCAL YEAR ENDED JANUARY 31,
                                               -----------------------------------------------
                                                1998      1997      1996      1995      1994
                                               -------   -------   -------   -------   -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BASIC EARNINGS PER SHARE:
Net income...................................  $46,757   $22,302   $10,952   $ 1,264   $ 3,665
                                               =======   =======   =======   =======   =======
Weighted average number of common shares
  outstanding during the year................   42,394    32,399    30,330    30,985    30,055
     Repurchase and retirement of shares.....       --        --        --        --       (46)
     Purchase of treasury shares.............       --        --      (119)     (238)       --
                                               -------   -------   -------   -------   -------
                                                42,394    32,399    30,211    30,747    30,009
                                               =======   =======   =======   =======   =======
Basic earnings per share.....................  $  1.10   $  0.69   $  0.36   $  0.04   $  0.12
                                               =======   =======   =======   =======   =======

                                                        FISCAL YEAR ENDED JANUARY 31,
                                               -----------------------------------------------
                                                1998      1997      1996      1995      1994
                                               -------   -------   -------   -------   -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
DILUTED EARNINGS PER SHARE:
Net income...................................  $46,757   $22,302   $10,952   $ 1,264   $ 3,665
                                               =======   =======   =======   =======   =======
Weighted average number of common shares
  outstanding during the year................   42,394    32,399    30,330    30,985    30,055
     Incremental common shares attributable
       to exercise of stock options..........    1,353       877       344       135       109
     Repurchase and retirement of shares.....       --        --        --        --       (46)
     Purchase of treasury shares.............       --        --      (119)     (238)       --
                                               -------   -------   -------   -------   -------
                                                43,747    33,276    30,555    30,882    30,118
                                               =======   =======   =======   =======   =======
Diluted earnings per share...................  $  1.07   $  0.67   $  0.36   $  0.04   $  0.12
                                               =======   =======   =======   =======   =======